Exhibit 23.01

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the registration statement (Form S-3 No. 333-110790) of Guilford Pharmaceuticals Inc. of our report dated January 8, 2004, with respect to the statements of revenue and direct expenses of the AGGRASTAT® Product Line of Merck & Co., Inc. for each of the years ended December 31, 2000, 2001 and 2002 which is included as an exhibit to this current report on Form 8-K/A of Guilford Pharmaceuticals Inc.

/s/ Eisner LLP

New York, New York
January 12, 2004